English Translation
Exhibit 10.6
Exclusive Business Cooperation Agreement
THIS EXCLUSIVE BUSINESS COOPERATION AGREEMENT (“this Agreement”) is made and entered into by the following parties in Hangzhou, the People’s Republic of China (“PRC”) on December 24, 2009:
Party A: Hangzhou Dianneng Technologies Co., Ltd.
Address: Room 703, Building C, Zhejiang University Science Park, No.525 Xixi Road,
Xihu District, Hangzhou
Party B: Hangzhou Fanyi Technologies Co., Ltd.
Address: Room 623, West Area, Building A, Zhejiang University Science Park, No.525
Xixi Road, Xihu District, Hangzhou
In this Agreement, Party A and Party B are individually referred to as a “Party” and collectively as the “Parties”.
WHEREAS,
1.	Party A is a wholly foreign-owned enterprise registered in PRC and possesses the resources necessary to provide technical and consulting services;
2.	Party B is a domestically funded company registered in PRC and authorized by relevant PRC government authority in accordance with law to undertake the relevant businesses within the business scope of its business license;
3.	Party A agrees to use its advantages in technology, personnel and information to provide to Party B the exclusive technical and business support and consulting services in connection with its main operations throughout the term of this Agreement and Party B agrees to accept such consultancy and services provided by Party A or its designee, pursuant to the terms of this Agreement.
NOW, THEREFORE, Party A and Party B, after negotiations, hereby agree below:
1 Provision of Services
1.1	Subject to the terms and conditions of this Agreement, Party B hereby appoints Party A as its exclusive service provider throughout the term of this Agreement to provide Party B with the comprehensive technical support, business support and related consulting services. The specific contents include all the necessary services determined by Party A from time to time within the scope of Party B’s main operations, including, without limitation, the following: technical service, business consultancy, asset and equipment leases, market consultancy, system integration, product development and system maintenance.

1.2	Party B accepts Party A’s consultancy and services. Party B further agrees that except with Party A’s prior written consent, throughout the term of this Agreement, Party B shall neither directly or indirectly receive any consultancy and/or service identical or similar to that set forth herein from any third party nor establish any similar cooperation relationship with any third party in respect of the services or other matters set forth herein. The Parties agree that Party A may designate other party (which may enter into some agreements as stated in Article 1.3 hereof with Party B) to provide Party B with the services and/or support hereunder.

1.3	Method of providing services
1.3.1	Party A and Party B agree that within the valid term of this Agreement, if necessary, Party B may further enter into the technical service agreement and consulting service agreement with Party A or other party designated by Party A, setting forth the specific contents, methods, personnel, charges, etc of technical services and consulting services.

1.3.2	For the purpose of this Agreement, the Parties agree that within the valid term of this Agreement, if necessary, Party B will enter into the equipment and asset lease agreement with Party A or other party designated by Party A based on business needs, pursuant to which Party A or its designee will provide relevant equipments and assets to be used by Party B.
2. Service Price and Method of Payment
The Parties agree that in respect of the services provided by Party A to Party B hereunder, Party B shall pay to Party A a sum being equal to 100% of its net income as the service fee (the “Service Fee”), but after negotiations between the Parties and with Party A’s prior written consent, the amount of the Service Fee may be adjusted according to Party A’s service contents for the month and Party B’s business needs. The Service Fee shall be paid on a monthly basis. Party B shall, within 30 days after the last day of each month, (a) provide Party A with Party B’s management report and business data for that month, including Party B’s net income for that month (“Monthly Net Income”); (b) pay to Party A 100% of the Monthly Net Income or other sum approved by Party A (“Monthly Payment”). Within 90 days after the end of each fiscal year, Party B shall (a) provide Party A with Party B’s audited financial statements for that fiscal year, which shall be audited and certified by an independent certified accountant approved by Party A; (b) if the audited financial statement indicates any deficiency of the aggregate of the Monthly Payments made by Party B to Party A for that fiscal year, pay the deficit to Party A.
3. Intellectual Property Rights and Confidentiality
3.1	To the extent permitted by PRC laws, Party A has the sole and exclusive right and interest to any right, title, interest and all intellectual property rights (including, but not limited to, copyright, patent right, right of patent application, software, know-how, trade secrets, etc) made or created from the performance of this Agreement. Party B must execute all the documents, take all appropriate actions, submit all the documents and/or applications and provide all appropriate assistances and do all such other acts as are necessary in Party A’s discretion to grant any title, right and interest to and in any such intellectual property and/or improve the protection thereof.

3.2	The Parties agree and acknowledge that any and all oral or written information exchanged between them in respect of this Agreement, the contents of this Agreement and the preparation or performance of this Agreement is deemed confidential information. Each Party shall keep confidential all such confidential information and not disclose any confidential information to any third party without the prior written consent of the other Party, but the above confidentiality obligation shall not apply to the information which: (a) is or becomes or will be or become publicly available (through no fault of the receiving party); (b) is disclosed under requirement of applicable laws or regulations or stock trading rules or an order of any government authority or court; or (c) is disclosed by any Party to its shareholders, investors or legal or financial consultants in respect of the transactions contemplated by this Agreement, who shall agree to be bound by the confidentiality obligation similar to that as stated herein. Any breach of the above confidentiality obligation by any of the personnel of any Party or of the institutions engaged by such Party shall be deemed as a breach hereof by such Party, and such Party shall bear the defaulting liability hereunder. The provisions under this Article shall survive the termination of this Agreement for whatever reason.

3.3	The Parties agree that the provisions under this Article will survive the amendment, cancellation or termination of this Agreement.
4. Representations and Warranties
4.1	Party A hereby represents and warrants that:
4.1.1	Party A is a wholly foreign-owned enterprise organized and validly existing under the PRC laws;

4.1.2	Party A has taken requisite corporate action and obtained requisite authority as well as the consents and approvals from third parties and government departments (if necessary) to execute and perform this Agreement. The execution and performance by Party A of this Agreement do not violate the specific stipulations of laws and regulations.

4.1.3	This Agreement constitutes a legal, valid and binding obligation enforceable against Party A in accordance with its provisions.

4.2	Party B hereby represents and warrants that:
4.2.1	Party B is a company organized and validity existing under the PRC laws. Party B has obtained the government permits and licenses required to carry on main operations.

4.2.2	Party B has taken requisite corporate action and obtained requisite authority as well as the consents and approvals from third parties and government departments (if necessary) to execute and perform this Agreement. The execution and performance by Party B of this Agreement do not violate the specific stipulations of laws and regulations.

4.2.3	This Agreement constitutes a legal, valid and binding obligation enforceable against Party B in accordance with its provisions.
5. Effectiveness and Term
5.1	This Agreement shall be signed and go into effect as of the date first above written. This Agreement shall be valid for a term of ten (10) years, unless prematurely terminated in accordance with the provisions of this Agreement or other agreements between the Parties. But Party A and Party B shall review the contents of this Agreement every three months after the signing of this Agreement so as to determine whether relevant amendments and supplements need to be made to this Agreement.

5.2	The term of this Agreement may be extended prior to the expiry, subject to Party A’s written confirmation. The extended term shall be decided by Party A and accepted by Party B unconditionally.
6. Termination
6.1	This Agreement shall be terminated on the expiry date, unless renewed pursuant to this Agreement.

6.2	Within the valid term of this Agreement, Party B shall not terminate this Agreement prematurely, unless Party A has any gross negligence or fraud against Party B. Notwithstanding the foregoing, Party A may at any time terminate this Agreement upon 30 days prior written notice to Party B.

6.3	The rights and obligations of the Parties under Articles 3, 7 and 8 shall survive the termination of this Agreement.
7. Applicable Law and Dispute Resolution
7.1	The formation, validity, interpretation, performance, amendment and termination of this Agreement and resolution of disputes arising in connection with this Agreement shall be governed by the PRC laws.

7.2	Any dispute arising in connection with the interpretation and performance of this Agreement shall first be resolved by the Parties by amicable consultation. If the Parties have failed to resolve their dispute within 30 days after a Party notifies the other Party in writing of its intention to resolve such dispute by consultation, any Party may refer their dispute to the China International Economic and Trade Arbitration Commission (“CIETAC”) for arbitration in accordance with CIETAC’s arbitration rules then in effect. The seat of arbitration proceedings shall be [Beijing] and the language to be used in the arbitration proceedings shall be Chinese. The arbitral award shall be final and binding upon the Parties.

7.3	When any dispute arises in connection with the interpretation and performance of this Agreement or any dispute is under arbitration, the Parties shall continue to exercise their other rights hereunder and perform their other obligations hereunder except for the matters in that dispute.
8. Indemnity
Party B shall indemnity and hold Party A harmless from and against any loss, damages, liability or expenses as a result of any lawsuit, request or other demand made against Party A arising from or caused by the consulting and service contents provided by Party A to Party B, unless any such loss, damages, liability or expenses arises due to the gross negligence or willful misconduct of Party A.
9. Notices
9.1	Any notice or other communications required to be made or sent under or pursuant to this Agreement shall be delivered to the addressee at its address below by hand delivery, registered mail (postage prepaid), commercial courier service or fax. Each notice shall also be sent by email. Any such notice shall be deemed duly served:
9.1.1	If delivered by hand delivery, courier service or registered mail (postage prepaid), on the date of the giving or rejection at the receiving address.

9.1.2	If sent by fax, on the date of successful transmission (evidenced by automatically generated transmission confirmation).
9.2	For the purpose of notices, the addresses of the Parties are as follows:
Party A: Hangzhou Dianneng Technologies Co., Ltd.
Address: Room 703, Building C, Zhejiang University Science Park, No.525
           Xixi Road, Xihu District, Hangzhou
Attention.: Song Tao
           Tel.: 0571-87750978
           Fax: 0571-87758616
Party B: : Hangzhou Fanyi Technologies Co., Ltd.

Address: Room 623, West Area, Building A, Zhejiang University Science Park,
                 No.525 Xixi Road, Xihu District, Hangzhou
Attention.: Song Tao
Tel.: 0571-87750978
Fax: 0571-87758616
9.3	Any Party may at any time give a notice to the other Party according to the provisions of this Article to modify its address receiving the notices.
10. Assignment of Agreement
10.1	Party B shall not assign any of its rights and obligations hereunder to any third party, except with the prior written consent of Party A.

10.2	Party B hereby agrees that if necessary, Party A may assign its rights and obligation hereunder to a third party without the consent of Party B, but such assignment shall be notified in writing to Party B.
11. Severability
If any one or more of the provisions contained in this Agreement is held invalid, illegal or unenforceable in any respect under any applicable law or regulation, the validity, legality and enforceability of the remaining provisions contained herein shall not in any respect be affected or impaired thereby. The Parties shall in such an instance negotiate in good faith and try to replace the invalid, illegal or unenforceable provision(s) with valid provision(s), the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provision(s), to the maximum extent permitted by law.
12. Amendments and Supplements
This Agreement may be amended or supplemented by a written instrument. All amendments and supplements to this Agreement duly executed by the Parties are made an integral part of this Agreement and have the same legal effect as this Agreement.
13. Language and Counterparts
This Agreement is executed in duplicate in Chinese, with each Party hereto retaining one copy. Both copies have the same effect.
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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorized representatives as of the date first above written.

Party A: Hangzhou Dianneng Technologies Co., Ltd. (company seal)
Signature: /s/ Song Tao
Name: Song Tao
Title: Legal representative

Party B: Hangzhou Fanyi Technologies Co., Ltd. (company seal)
Signature: /s/ Song Tao
Name: Song Tao
Title: Legal Representative